UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
ARGYLE SECURITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51639	20-3101079

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12903 Delivery Drive San Antonio, TX	78247

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 495-5245
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On October 1, 2009, MML Capital Partners LLC (“MML Capital”) (in its capacity as advisor to, and on behalf of, Mezzanine Management Fund IV A, L.P and Mezzanine Management Fund IV Coinvest ‘A’, L.P. (the “MML Funds” and together with MML Capital, “MML”)) elected to convert an aggregate of 11,327 shares of Argyle Security, Inc.’s (the “Company”) Series A Convertible Preferred Stock into an aggregate of 1,132,700 shares of the Company’s common stock (“Common Stock”).
Item 5.01 Changes in Control of Registrant.
On October 1, 2009, the MML Funds and William Blair Mezzanine Capital Fund III, L.P. (collectively, the “Majority Stockholder Group”), owning beneficially and of record approximately 51% of the issued and outstanding Common Stock, agreed to form a majority stockholder group for the purpose of effecting a change in the composition of the Company’s Board of Directors (the “Board”).
On October 1, 2009, the Majority Stockholder Group executed a written consent to amend and restate the Company’s bylaws (the “Amended Bylaws”) for purposes of, among other things, expanding the number of directors constituting the Board from six (6) to fourteen (14) directors. The Majority Stockholder Group also appointed and elected employees of entities affiliated with the MML Funds to fill the eight (8) newly created directorships.
On the same date, the MML Funds filed an application with the Delaware Court of Chancery under Section 225 of the Delaware General Corporation Law to hear and confirm the validity of the Majority Stockholder Group’s actions in adopting the Amended Bylaws and filling the eight (8) newly created directorships on the Board. As part of this application, the MML Funds have requested the Court to promptly enter a status quo order permitting the incumbent directors and management to continue to manage the Company’s day-to-day operations during the pendency of the proceeding, but preventing them from taking any corporate actions not conducted in the ordinary course of business.
The Majority Stockholder Group filed a Schedule 13D dated October 1, 2009, with the Securities and Exchange Commission on October 2, 2009, identifying the members of the Majority Stockholder Group and the purpose of the transactions.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2009, the Majority Stockholder Group appointed and elected, by written consent, the following employees of entities affiliated with MML to fill eight (8) newly created directorships:

Appointed to Class of Directors
With Term to Expire at the Annual
Name	Meeting of Stockholders to be Held in:

James Read	2012
Robert Davies	2012
Mark Evers	2012
Bradley Jay	2011
Bal Johal	2011
Luke Jones	2011
Shawn St. Jean	2010
Ian Wallis	2010
James Read, 59, is a Founder Partner of MML Capital Partners LLP, an independent investment management firm, which he co-founded in 1988. Mr. Read received a Bachelors degree from the University of Michigan and an MBA in Finance from the University of Pittsburgh.
Robert Davies, 59, is a Managing Partner at MML Capital Partners LLP, an independent investment management firm which he joined in January 2004. Mr. Davies received a BA and MA from Cambridge University.
Mark Evers, 34, is a Managing Partner at MML Capital Partners LLP, an independent investment management firm which he joined in July 2004. Mr. Evers received a BA from Duke University and an MBA from Columbia Business School.
Bradley Jay, 49, is a Managing Partner at MML Capital Partners LLP, an independent investment management firm which he joined in January 2001. Mr. Jay received a Bachelors degree from the University of Kansas and an MBA in Finance from Cornell University.

Bal Johal, 40 is a Managing Partner at MML Capital Partners LLP, an independent investment management firm which he joined in November 2006. Prior to that, Mr. Johal was an Investment Director at 3i plc, an international private equity firm, which he joined in October 1996. Mr. Johal received a BSc Honors in Business Studies from Nottingham Trent University.
Luke Jones, 32, is an Investment Director at MML Capital Partners LLP, an independent investment management firm which he joined in June 2007. Prior to that, Mr. Jones worked in corporate finance advisory at Deloitte & Touche LLP which he joined in April 2005. From June 2003 to April 2005 he worked at Citigroup as an Assistant Vice President in the Credit Derivatives Financial Control Team. Mr. Jones received a BSc Honors in Physics from the University of Nottingham.
Shawn St. Jean, 36, is a Managing Partner at MML Capital Partners LLP, an independent investment management firm which he joined in February 2005. Prior to that, Mr. St. Jean was a Senior Vice President at Greenwich Power LLC, an energy-focused private equity fund which he joined in December 2000. Mr. St. Jean received a BBA in Finance, Commonwealth Scholar, from the University of Massachusetts at Amherst.
Ian Wallis, 39 is a Managing Partner at MML Capital Partners LLP, an independent investment management firm which he joined in November 2006. Prior to that, Mr. Wallis worked at 3i plc, an international private equity firm, which he joined in November 1999. Mr. Wallis received a BA Honors in History from University of London.
At this time, none of the new directors have been appointed to any committee of the Board. Each of the new directors was elected pursuant to a written consent among the Majority Stockholder Group described in Item 5.01 above.
In the last two years, the MML Funds have engaged in the following related party transactions with the Company of the kind required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On April 22, 2008, the Company entered into a Securities Purchase Agreement with the MML Funds, pursuant to which the MML Funds purchased an aggregate of 18,750 shares of a newly created series of the Company’s preferred stock, designated “Series A Convertible Preferred Stock”, par value $0.0001 per share for an aggregate purchase price of $15,000,000.
On January 8, 2009, the Company entered into a Securities Purchase Agreement with the MML Funds pursuant to which they purchased an aggregate of 27,273 shares of a newly created series of our preferred stock, designated “Series B Convertible Preferred Stock”, par value $0.0001 per share for $110 per share, for an aggregate purchase price of $3,000,030.
As stated in Item 5.01 above, the MML Funds filed an application with the Delaware Court of Chancery under Section 225 of the Delaware General Corporation Law to hear and confirm the validity of the Majority Stockholder Group’s actions in filling the eight (8) newly created directorships on the board.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 1, 2009, each member of the Majority Stockholder Group, together holding more than a majority of the voting power of the capital stock entitled to vote, executed a written consent to amend and restate the Company’s bylaws. The Amend Bylaws, among other things, (i) increase the number of directors constituting the Board from six (6) to fourteen (14) directors subject to any subsequent adjustment in the number of directors as determined by the Board (Section 3.1), (ii) amend certain procedural matters relating to the elections of directors and appointment of directors to fill vacancies (Sections 3.2 and 3.3), (iii) amend certain procedural matters relating to notice of meetings of directors (Section 3.4), (iv) establish the responsibilities of the office of the President of the Company, (v) limit the scope of indemnification for indemnified persons for proceedings initiated by such indemnified persons unless authorized by the Board, (vi) remove the waiver by the Company of personal liability of directors for breach of fiduciary duty since such provision exists in the Company’s certificate of incorporation and (vii) remove the requirement that the Board present a full and clear statement of the business and condition of the Company at each annual meeting and at any special meeting of stockholders (Former Section 8.3, which was deleted).
A copy of the Amended Bylaws is filed as Exhibit 3.2 hereto and is hereby incorporated by reference in its entirety into this Current Report on Form 8-K.
As stated in Item 5.01 above, the MML Funds filed an application with the Delaware Court of Chancery under Section 225 of the Delaware General Corporation Law to hear and confirm the validity of the Majority Stockholder Group’s actions in adopting the Amended Bylaws.
Item 8.01 Other Events.
On October 1, 2009, the Company and the special committee (the “Special Committee”) of the Board was informed that, as a result of confirmatory due diligence performed by MML in connection with the proposed offer set forth in the non-binding letter of intent date June 15, 2009, MML determined that a negotiated transaction on the terms under discussion was no longer viable and terminated its negotiations with the Special Committee.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Argyle Security, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGYLE SECURITY, INC.
Date: October 6, 2009	By:	/s/ Donald F. Neville
		Name:	Donald F. Neville
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Argyle Security, Inc.